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                                                                    Exhibit 3.57

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              AMR BROCKTON, L.L.C.

     THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of AMR BROCKTON, L.L.C. (the "Company") is entered into as of February 4, 2000 by AMERICAN MEDICAL RESPONSE OF MASSACHUSETTS, INC., a Massachusetts corporation having a place of business at c/o American Medical Response, Inc., 2821 S. Parker Road, 10th Floor, Aurora, Colorado 80014 (the "Member").

     WHEREAS, the Member wishes to form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act in order to conduct the business described herein.

     NOW, THEREFORE, the Member agrees as follows:

                                    ARTICLE 1
                              FORMATION AND PURPOSE

     1.1 Formation, etc. The undersigned hereby forms a limited liability company pursuant to the provisions of the Limited Liability Company Act of the State of Delaware, 6 Del. C. Sections 18-101 through 18-1109, as amended from time to time (the "Act"), and the rights and liabilities of the Member shall be as provided in the Act, except as herein otherwise expressly provided. Upon the filing with the Secretary of State of the State of Delaware of the Certificate of Formation (the "Certificate") of the Company, the Member shall be admitted as a member of the Company and shall acquire a limited liability company interest in the Company.

     1.2 Name. The name of the Company is AMR Brockton, L.L.C. The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Member deems appropriate or advisable.

     1.3 Registered Office/Agent. The registered office required to be maintained by the Company in the State of Delaware pursuant to the Act shall initially be c/o Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The name and address of the registered agent of the Company pursuant to the Act shall initially be Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Company may, upon compliance with the applicable provisions of the Act, change its registered office or registered agent from time to time in the discretion of the Member.

     1.4 Term. The term of the Company shall continue until the Company is dissolved as provided in Article 7.

     1.5 Purpose. The purpose of the Company is to acquire, hold, maintain, develop, improve, operate, sell, lease, finance, dispose of, invest in, or otherwise deal with certain real

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property located in Brockton, Plymouth County, Massachusetts known as and numbered 45 Industrial Boulevard, and all personal property used or useful in connection therewith (collectively, the "Property"), and to exercise (i) all rights, powers and privileges and other incidents of ownership with respect to the Property, and (ii) all powers enumerated in the Act necessary or convenient to the conduct, promotion or attainment of the business or purposes otherwise set forth herein.

     1.6 Specific Powers. Without limiting the generality of Section 1.5, the Company shall have all power and authority granted pursuant to the Act to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 1.5, including, but not limited to, the power:

          1.6.1 to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any jurisdiction, whether domestic or foreign, that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

          1.6.2 to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, perform and carry out contracts, in connection with, convenient to, or incidental to the accomplishment of the purpose of the Company;

          1.6.3 issue guaranties and indemnities;

          1.6.4 invest its liquid assets in short-term money market instruments and certificates of deposit;

          1.6.5 maintain one or more offices, rent space, engage and retain personnel and agents;

          1.6.6 acquire, hold and dispose of interests (whether by the making of investments or otherwise and on such terms and conditions as the Member may determine) in other entities, including as a partner of a partnership, a member of a limited liability company and a stockholder of a corporation;

          1.6.7 to borrow money and issue evidences of indebtedness and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

          1.6.8 to appoint agents and representatives of the Company and define their duties; and

          1.6.9 to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

     1.7 Certificate. Dennis W. Dreyer and Joshua T. Gaines are designated as authorized persons within the meaning of the Act to execute, deliver and file the Certificate, and Dennis W. Dreyer and Joshua T. Gaines are designated as authorized persons, within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate and any other


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certificates necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

     1.8 Foreign Qualification. The Member shall take all necessary actions to cause the Company to be authorized to conduct business legally in appropriate foreign jurisdictions.

                                    ARTICLE 2
                      CAPITAL CONTRIBUTIONS; MEMBERS, ETC.

     2.1 Capital Contributions. The Member may make capital contributions to the Company for such purposes, at such times and in such amounts as shall be determined by such Member; provided, however, that the Member shall not be obligated to make any capital contributions in addition to any capital contributions being made in connection with the formation of the Company.

     2.2 Limited Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company by reason of being a member of the Company. All persons or entities dealing with the Company shall look solely to the assets of the Company for the payment of the debts, obligations or liabilities of the Company. Notwithstanding the provisions of this Section 2.2, as provided in Section 18-303 of the Act, the Member may in a separate agreement obligate itself to pay or perform all or any specified portion of the debts, obligations or liabilities of the Company.

     2.3 Admission of Additional Members. No additional members to the Company shall be admitted without amending this Agreement by a writing duly executed by the Member, which amendment shall reflect, among other things, the admission of such additional members.

                                    ARTICLE 3
                   CAPITAL ACCOUNT; ALLOCATIONS; DISTRIBUTIONS

     3.1 Capital Account. The Company shall maintain a capital account for the Member. The capital account shall be increased by all capital contributions made by the Member and all profits allocated to the Member and be decreased by all distributions to the Member and by all losses allocated to the Member.

     3.2 Allocations. All of the Company's profits and losses shall be allocated to the Member.

     3.3 Distributions. The amount and timing of all distributions shall be determined by the Member. Distributions may be made in cash, securities or other property.

     3.4 Withholding. The Member hereby authorizes the Company to withhold and pay over any withholding or other taxes payable by the Company.

     3.5 Taxation. It is the intent of the Member that, since the Company has a single owner, the Company shall be disregarded as an entity separate from its Member for federal tax


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purposes pursuant to Section 7701 of the Code and the Treasury Regulations
promulgated thereunder.

                                    ARTICLE 4
                                   MANAGEMENT

     4.1 Management. The management of the Company shall be vested in its Manager who shall also be its Member until such time as the Member appoints another person to serve as Manager. The Manager, acting through its duly authorized agents, is authorized and empowered on behalf and in the name of the Company to perform all acts and engage in all activities and transactions which it may in its sole discretion deem necessary or advisable in order to cause the Company to carry out its purpose and exercise the powers granted to the Company hereunder and under the Act. The Manager is an agent of the Company and the actions of the Manager in such capacity shall be binding on the Company without liability to the Manager.

     4.2 Agents. The Manager by written instrument signed by the Manager shall have the power to appoint agents to act for the Company with such titles as the person or entity making the appointment deems appropriate and to delegate to such agents such of the powers as are held by the Manager hereunder as the Manager may determine; provided, however, that no such appointment or delegation shall cause the Person so appointed or delegated to be deemed a "manager" within the meaning of the Act. Any person appointed as an agent of the Company with a title customarily held by an officer of a corporation shall have the same power and authority to act on behalf of the Company as an officer holding the same title would customarily have in a corporation organized under the laws of Delaware; provided, however, that unless such power is specifically delegated to the agent in question either for a specific transaction or generally, no such agent shall have the power to lease or acquire real property, to borrow money, to issue notes, debentures, securities, equity or other interests of or in the Company, to make investments in (other than the investment of surplus cash in the ordinary course of business) or to acquire securities of any person, to give guarantees or indemnities, to merge, liquidate or dissolve the Company or to sell or lease all or any substantial portion of the assets of the Company. The Manager by written instrument signed by the Manager may, in the sole discretion of the Manager, ratify any act previously taken by an agent acting on behalf of the Company.

     4.3 Reliance by Third Parties. Any person or entity dealing with the Company or the Manager may rely upon a certificate signed by the Manager as to:
(a) the persons who or entities which are authorized to executed and deliver any instrument or document of or on behalf of the Company; (b) the persons who or entities which are authorized to take any action or refrain from taking any action as to any matter whatsoever involving the Company.

                                    ARTICLE 5
                              TRANSFER OF INTERESTS

     The Member may sell, assign, pledge, encumber, dispose of or otherwise transfer all or any part of the economic or other rights that comprise the Member's interest in the Company. A transferee shall have the right to be substituted for the Member under this Agreement only if the Member so provides in the document of transfer. The Member shall not resign or withdraw from


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the Company unless the Member shall have transferred all of the Member's interest in the Company and the transferee shall have become a member of the Company. None of the events described in Section 18-304 of the Act shall cause the Member to cease to be a member of the Company.

                                    ARTICLE 6
                             AMENDMENTS TO AGREEMENT

     This Agreement may be amended or modified by the Member by a writing executed by the Member. The Member shall cause to be prepared and filed any amendment to the Certificate that may be required to be filed under the Act as a consequence of any such amendment or modification.

                                    ARTICLE 7
                             DISSOLUTION OF COMPANY

     7.1 Events of Dissolution or Liquidation. The Company shall be dissolved upon: (a) the written determination of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

     7.2 Liquidation. There shall be made, as promptly as is practicable after termination of the business of the Company, a final allocation pursuant to
Section 3.2 as of the date of such termination, and a distribution of the assets of the Company as follows: first, to creditors of the Company, including the Member if a creditor to the extent permitted by law, in satisfaction of liabilities of the Company (whether by payment thereof or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made; and then, to the Member.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 General. This Agreement: (a) shall be binding upon the legal successors of the Member; (b) shall be governed by and construed in accordance with the laws of the State of Delaware; and (c) contains the entire agreement as to the subject matter hereof.

     8.2 Headings. The headings used in this Agreement are used for administrative convenience only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

     8.3 No Third Party Rights. Except as provided in Section 4.3, the provisions of this Agreement are for the benefit of the Company, the Member and permitted assignees and no other person or entity, including creditors of the Company, shall have any right or claim against the Company or the Member by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.


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                                    ARTICLE 9
         PROVISIONS RELATING TO SINGLE PURPOSE BANKRUPTCY REMOTE ENTITY

     Notwithstanding any other provision of this Agreement, for so long as the loan secured by that certain mortgage lien (the "First Mortgage") in favor of La Salle National Bank, as Trustee for GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificate Series 1999-C1, or its successors and assigns who may from time to time be holders of the note secured by the First Mortgage, is outstanding, the following terms and provisions shall be effective and take precedence over any conflicting provisions of this Agreement:

     9.1 Certain Prohibited Activities.

          9.1.1 the Company shall only incur indebtedness in an amount necessary to acquire, operate, maintain and replace the Property;

          9.1.2. the Company shall not incur, assume, or guaranty any other indebtedness, other than trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances;

          9.1.3 the Company shall not, except as may be permitted by the terms and provisions of the First Mortgage, (i) dissolve or liquidate, or consolidate or merge with or into any other entity, (ii) convey or transfer its properties and assets substantially as an entirety, or (iii) transfer any of its membership interests to any entity other than an Affiliate (as defined in Section 9.3); and

          9.1.4 no material amendment to the articles of organization or the operating agreement of the Company may be made without first obtaining the approval of the mortgagee then holding the First Mortgage.

     9.2 Subordination of Indemnification Rights. Any indemnification of the Company's Member shall be fully subordinated to the First Mortgage, and such indemnification shall not constitute a claim against the Company in the event that cash flow in excess of amounts necessary to pay the holder of the First Mortgage is insufficient to pay such obligations.

     9.3 Separateness Covenants. In order to preserve and ensure its separate and distinct identity, in addition to the other provisions set forth in this Agreement, the Company shall conduct its affairs in accordance with the following provisions:

          9.3.1 The Company shall allocate fairly and reasonably any overhead for office space shared with the Member or any Affiliate (as hereinafter defined).

          9.3.2 The Company shall maintain books and records of account separate from those of the Member and Affiliates.

          9.3.3 The Company shall observe all limited liability company formalities.

          9.3.4 The Company shall not commingle assets with those of the Member or any Affiliate.


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          9.3.5 The Company shall conduct its own business in its own name.

          9.3.6 The Company shall maintain financial statements separate from those of the Member and Affiliates.

          9.3.7 The Company shall pay any liabilities out of its own funds, including salaries of any employees, not funds of the Member or any Affiliate.

          9.3.8 The Company shall maintain an arm's length relationship with the Member and Affiliates.

          9.3.9 The Company shall not guaranty or become obligated for the debts of any other entity, including the Member or any Affiliate, or hold out its credit as being available to satisfy the obligations of any other entity (provided, however, that the foregoing shall not prevent the Company from being and holding itself responsible for expenses incurred or obligations undertaken by the property manager of the Property, if any, in respect of its duties regarding the Property).

          9.3.10 The Company shall use stationary, invoices and checks separate from the Member and Affiliates.

          9.3.11 The Company shall not pledge its assets for the benefit of any other entity, including the Member or any Affiliate.

          9.3.12 The Company shall hold itself out as an entity separate from any Member or affiliate.

     For purposes of this Article 9, the following terms shall have the following respective meanings:

     "Affiliate" (or "Affiliates") shall mean any Person controlling, controlled by, or under common control with, the Company. For purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or agency or political subdivision thereof.

     IN WITNESS WHEREOF, the Member has executed this Agreement as of the day and year first set forth above.


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                                        AMERICAN MEDICAL RESPONSE OF
                                        MASSACHUSETTS, INC., a Massachusetts
                                        corporation


                                        By: /s/ [Joshua T. Gaines]
                                        ----------------------------------------
                                        Name: Joshua T. Gaines
                                        Title: Vice President


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